Exhibit 10.17

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH TWO ASTERISKS [**].

SERVICES AGREEMENT

BETWEEN

TENET HEALTHSYSTEM MEDICAL, INC.

AND

INNOVATIVE MANAGED CARE SYSTEMS, INC.

DATED JULY 24, 2000

SERVICES AGREEMENT

This Services Agreement (the “Agreement”), is made and entered into on July 24, 2000 (“Effective Date”), by and between Tenet HealthSystem Medical, Inc., for itself and its affiliates, a corporation having its principal place of business at 13737 Noel Road Suite 100, Dallas Texas 75240 (“Tenet”) and Innovative Managed Care Systems, Inc., a corporation having its principal place of business at 14135 Midway Road, Suite 250, Dallas, Texas 75244 (the “IMaCS”).

WHEREAS, Tenet and its subsidiaries own, operate and manage hospitals, which contract with insurance and managed care plans which reimburse them for healthcare services rendered to beneficiaries of such insurance and managed care plans; and

WHEREAS, IMaCS analyzes and audits the payments of insurance plans and managed care plans to determine whether healthcare companies have received proper payments; and

WHEREAS, Tenet and IMaCS have entered into a Master Software License and Service Agreement executed on even date herewith (“MLSA”) under which IMaCS licenses its proprietary software to Tenet and supports and maintains such software; and

WHEREAS, Tenet has the right under the MLSA to engage the services of one or more data processing center operators to use certain software on its behalf; and

WHEREAS, pursuant to its right to designate such operator(s), Tenet wishes to have IMaCS provide the services more fully described in this Agreement to it and Clients, as defined herein, and IMaCS wishes to provide such services;

NOW, THEREFORE, in consideration of the recitals and for mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions

All capitalized terms shall have the meanings ascribed to them as set forth below:

1.1 “Account Manager” shall mean the respective representatives of the Parties responsible for communicating regarding the relationship set forth in this Agreement.

1.2 “Additional Services” shall have the meaning set forth in Section 3.1.

1.3 “Agreement” shall mean this Services Agreement.

1.4 “Data Center” shall mean the facility or facilities established by IMaCS for reviewing claims as necessary to fulfill IMaCS’s obligations under this Agreement.

1.5 “Clients” shall mean Tenet together with Tenet Entities and Third Party Entities which have executed a Subscription Agreement, which shall be interpreted collectively or individually as context requires.

1.6 “Confidential Information” shall mean the identity of patients, the content of any medical records, financial and tax information, Data, information regarding Medicare and Medicaid claims submission and reimbursements, the object and source codes and Documentation for proprietary software, and such other information so designated in writing prior to disclosure by the party claiming that the information to be disclosed is confidential or proprietary business information and delivered or disclosed pursuant to this Agreement.

1.7 “Data” shall mean all tangible data elements provided by or belonging to Tenet, a Tenet Entity or a Third Party Entity under the terms of this Agreement. Data specifically includes, but is not limited to, patient identification information, patient medical records, financial information, business forecasts, personnel information, customer lists, marketing information and other information relating to the business of Tenet, a Tenet Entity or a Third Party Entity and their respective patients, clients or customers.

1.8 “Documentation” shall include any user manuals, training materials, specifications and other material, whether printed or electronic, related to the Software.

1.9 “Effective Date” shall mean the date first set forth above.

1.10 “Force Majeure Event” shall have the meaning set forth in Section 10.

1.11 “Hardware” shall mean the computer equipment, peripherals, operating system software, telecommunications equipment and related items used by IMaCS to provide the Services.

1.12 “IMaCS” shall mean Innovative Managed Care Systems, Inc.

1.13 “IMaCS System” shall mean the Software and the Services, operating together as a unitary whole.

1.14 “Initial Term” shall have the meaning set forth in Section 4.1.

1.15 “MLSA” shall mean the Master Software License and Service Agreement.

1.16 “Master Software License and Service Agreement” shall mean the agreement entered into between Tenet and IMaCS of even date herewith.

1.17 “Minimum Service Levels” shall have the meaning set forth in Section 6.3 and the Service Metrics and Reporting Section of Schedule D.

1.18 “Owning Party” shall have the meaning set forth in Section 11.1.

1.19 “Parties” shall mean both IMaCS and Tenet.

1.20 “Party” shall mean either IMaCS or Tenet.

1.21 “Performance Credit” shall have the meaning set forth in Section 7.5.

1.22 “Receiving Party” shall have the meaning set forth in Section 11.1.

1.23 “Renewal Term” shall have the meaning set forth in Section 4.1.

1.24 “Services” shall have the meaning set forth in Section 2 and Schedule B.

1.25 “Software” shall mean the computer software other than that supplied by Tenet, which is used by IMaCS in supplying the Services provided for hereunder to Tenet, Tenet Entities and Third Party Entities under the terms of this Agreement, including any related interfaces and any custom software, as more fully described in the MLSA.

1.26 “Tenet” shall mean Tenet HealthSystems Hospitals, Inc.

1.27 “Tenet Entities” shall mean those healthcare and related facilities (however constituted) which: (i) Tenet or a “Tenet Affiliate” (defined as an entity which Tenet owns, manages, operates or in which Tenet owns a controlling interest) manages or operates; or (ii) contracts (except for the execution of the Subscription Agreement) with Tenet or a Tenet Affiliate for the delivery of information system services.

1.28 “Term” shall be the Initial Term plus any Renewal Term.

1.29 “Third Party Entities” shall mean those healthcare and related facilities (however constituted) but not including Tenet Entities.

1.30 “Subscription Agreement” shall mean the agreement between Tenet and a Tenet Entity or Third Party Entity in a form substantially similar to Schedule A to this Agreement, and which is agreeable to IMaCS.

2. Understandings and Services

2.1 Services; Data Center. On and after the Effective Date and throughout the Term of this Agreement, IMaCS shall deliver and implement the services described in Schedule B to Clients (the “Services”) in accordance with the standards described in Schedule B and D. During the Term of this Agreement, IMaCS shall establish, maintain and operate a Data Center for the purpose of providing the Services hereunder (the “Data Center”).

2.2 Staffing Requirements. IMaCS shall provide sufficient staff, with the necessary experience levels, including the IMaCS Account Manager to operate and maintain the Data Center and provide the Services applicable to the IMaCS System and any other obligations specified herein.

2.3 Hardware and Software Requirements. IMaCS shall provide sufficient Hardware, operating system software and related services, materials, and personnel to provide the Services and fulfill any other obligations specified in Section 2 or undertaken pursuant to a work order for Additional Services in accordance with Section 3.

2.4 Additional Responsibilities. There may be functions, responsibilities, activities and tasks not specifically described in this Agreement which are required for the proper performance and delivery of the Services and are a necessary, customary or inherent part of, or a necessary sub-part included within the Services. If such functions, responsibilities, activities and tasks are determined to be required for the proper performance and delivery of the Services or are a necessary, customary or inherent part, or a necessary sub-part included within the Services, such functions, responsibilities, activities and tasks shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement.

2.5 Tenet’s Obligations. Tenet shall provide, at its expense or upon mutual agreement reimburse IMaCS, for the following:

2.5.1 A high speed data line connecting the Tenet Corporate Clearing House to the Data Center operated by IMaCS;

2.5.2 Required licenses for grouper and editor software (i.e., DRG, APC), as required;

2.5.3 Medicare and Medicaid facility specific information;

2.5.4 Proprietary fee schedules for CHAMPUS, TriCare, and other government or commercial carriers as required;

2.5.5 Assistance is obtaining data from state and federal authorities as required;

2.5.5 Average wholesale price (AWP) tables if required;

2.5.6 Usual customary and reasonable (UCR) databases if required;

2.5.7 Proprietary payment methodology licenses (i.e., RVP fees, ASA relative values) if required;

2.5.8 Other proprietary information similar to Section 2.5.7 as mutually agreed by the parties;

2.5.9 Procedures to safeguard passwords issued to Tenet personnel to access IMaCS Systems; and

2.5.10 Notification to IMaCS within five (5) business days of the termination of Tenet personnel possessing access to IMaCS Systems.

3. Additional Services.

3.1 Additional Services. The Parties may from time to time identify certain services or upgrades of technology or software which are not within the scope of the Services as described herein, but which the Parties anticipate that a Client may require during the Term of this Agreement (“Additional Services”). In the event that Tenet requires any Additional Services during the Term of this Agreement, Tenet may request and IMaCS shall provide such Additional Services in the form of the Change Order Process as set forth in Schedule D.

3.2 Third Party Providers of Additional Services. Notwithstanding Section 3.1, the Parties acknowledge that IMaCS is not a “sole source” supplier of Additional Services. Accordingly, Tenet may choose to engage a third party to provide the Additional Services. In that event, IMaCS shall cooperate with Tenet and such third party to the extent reasonably requested by Tenet, including by providing: (i) written requirements, standards, and policies for systems operations so that the enhancements or developments provided by such third party may be operated by IMaCS and (ii) assistance and support services to such third party at reasonable prices.

3.3 Provision of Additional Services. The following shall govern IMaCS’s provision of Additional Services to Clients:

3.3.1 At Tenet’s election and subject to Section 3.3.2, IMaCS shall provide Additional Services described in Section 3 and the Change Order Process of Schedule D to Clients at the rates set forth in Schedule C.

3.3.2 IMaCS shall not perform Additional Services until Tenet and IMaCS have executed a written work order for such work. Each work order shall be billed on the terms stated herein. IMaCS shall not perform Additional Services through subcontractors without the prior written consent of Tenet, which consent Tenet may withhold in its sole discretion. In the event Tenet approves the use of a subcontractor for a particular Additional Service, IMaCS shall bill Tenet the same amount the subcontractor charges IMaCS. IMaCS will provide management services related to subcontractors as an Additional Service. These management services shall be separately stated as part of IMaCS’s estimate for the particular Additional Service. If IMaCS exceeds the costs in the estimate for the work order then IMaCS shall inform Tenet as soon as reasonably possible of such cost overruns at which time Tenet may cancel the work order, reduce the scope of the work order, or approve the new estimate in writing.

4. Term; Termination

4.1 Term. This Agreement shall commence on the Effective Date and shall continue for a period of one (l) year from the Effective Date (the “Initial Term”), unless earlier terminated pursuant to Sections 4.2, 4.3, 4.4, or 4.5 or extended as provided in this Section 4.1. Following the Initial Term, this Agreement shall automatically renew for subsequent one (l) year periods (each, a “Renewal Term”), unless earlier terminated pursuant to Sections 4.2, 4.3, 4.4 or 4.5 or unless Tenet provides written notice to IMaCS at least one hundred eighty (180) days prior to the expiration of the Initial Term or then current Renewal Term.

4.2 Termination for Cause. If either Party materially defaults (including but not limited to the willful, material and wrongful disclosure of Confidential Information) in the performance of any of its duties or obligations under this Agreement (except for a default in payments by Tenet) which default is not substantially cured within thirty (30) days after written notice is given to the defaulting Party specifying the default, or, with respect to those defaults which cannot reasonably be cured within thirty (30) days, if the defaulting Party fails to proceed within thirty (30) days to commence curing said default and to proceed with all due diligence substantially to cure the default, but in any event does not substantially cure the default within ninety (90) days, then the Party not in default may, by giving written notice of termination to the defaulting Party, terminate this Agreement as of a date specified in the notice of termination (the “Termination Date”) such Termination Date being subsequent to the date of the notice of termination.

4.3 Termination for Nonpayment. If Tenet defaults in the payment when due of any amount due to IMaCS and does not, within thirty (30) days after being given written notice, either: (a) cure such default; or, (b) indicate that the payment is in dispute and provide a detailed explanation of such dispute and deposit the disputed amount in escrow in a major U.S. commercial bank reasonably designated by IMaCS, with interest to be allocated to the Party entitled to the principal upon resolution of the dispute, then IMaCS may terminate this Agreement. In the event Tenet deposits any disputed amount in escrow, such amount, together with any accrued interest, shall be released by the escrow agent only upon (a) receipt of written instructions signed by both IMaCS and Tenet or (b) receipt of an order from an arbitrator or court of competent jurisdiction.

4.4 Termination for Convenience. Tenet may terminate this Agreement in its entirety on or after the first anniversary of the Effective Date upon at least one hundred eighty (180) days’ prior written notice to IMaCS.

4.5 Termination of MLSA. Tenet may terminate this Agreement upon the termination by either party of the MLSA or expiration of the MLSA.

4.6 Obligations Upon and After Termination. Notwithstanding anything in the Agreement to the contrary, whenever the Agreement is terminated or expires, in addition to any rights or remedies of the Parties under the Agreement, Tenet or its designee shall have the right to obtain the services provided for under this Agreement from a third party. IMaCS agrees to cooperate with any third party so as to accomplish the transaction without an interruption or disruption of the business operations of any Clients. Upon termination or expiration of this Agreement, for a period of one (l) year following such termination or expiration, Tenet shall have the right, but not the obligation and IMaCS shall fully cooperate with Tenet and/or its designee, if any, to facilitate the transfer of the IMaCS System, operations, Hardware, Documentation, licenses for use of all related materials pertaining to the operation of the Data Center to Tenet or its designee for a fee computed as follows: the greater of either (i) 25% of IMaCS’s actual initial purchase costs or prepaid license fees or (ii) the purchase costs or prepaid license fees, less straight line depreciation over sixty (60) months following the date of purchase license by IMaCS. Notwithstanding anything contained in the Agreement to the contrary, Tenet shall pay no additional fees to IMaCS under this Section 4.6 for any software provided pursuant to the Master Software License and Service Agreement. IMaCS shall provide the services at its then-prevailing commercial rates. IMaCS shall provide other transition services as requested by Tenet as Additional Services under the terms of this Agreement for a period of sixty (60) days following the transfer of the IMaCS System to Tenet, or its designee, at IMaCS’s then prevailing commercial rates.

5. Account Manager

5.1 Account Manager. Prior to the execution of this Agreement, Tenet and IMaCS shall each appoint an Account Manager who shall be authorized to act as the primary point of contact for each Party in dealing with the other Party with respect to

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certain aspects of this Agreement. Each Party shall cause the person assigned as its Account Manager to devote all reasonably necessary working time and effort to the delivery of the Services and Additional Services under this Agreement, subject to reasonable holiday, vacation and medical leave policies. Tenet shall have the right, in the exercise of its reasonable discretion, to request replacement of individuals designated by IMaCS as IMaCS’s Account Manager. IMaCS shall not change or rename its Account Manager without Tenet’s prior written approval, which shall not be unreasonably withheld. Each Party’s Account Manager shall issue all consents or approvals and make all requests on behalf of the Party within the scope of their duties hereunder. References in this Agreement or any other related document to Tenet or IMaCS making commitments or agreements or giving consents or approvals on behalf of the respective Party shall mean each Party’s designated Account Manager.

5.2 IMaGS Employees. IMaCS shall take commercially reasonable actions to efficiently administer and manage the Data Center, operate and use the resources employed by IMaCS to provide and perform the Services and Additional Services under this Agreement. IMaCS shall at all times utilize sufficient staff of suitable training and skills to administer and manage the Data Center and provide the Services and Additional Services. While at Client’s locations, IMaCS’s employees, agents and subcontractors shall: (i) comply with reasonable requests from Clients and standard rules and regulations of Clients communicated to IMaCS regarding personal and professional conduct (including the wearing of a particular uniform, identification badge, or personal protective equipment and adhering to Client’s regulations and general safety practices or procedures) generally applicable to such locations and (ii) otherwise conduct themselves in a businesslike manner.

6. Performance

6.1 Performance at Industry Standards. IMaCS agrees that the Services and Additional Services will be performed for the Clients in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services and in accordance with standards set forth in Schedule D, which shall be amended from time to time independently of the Agreement upon the mutual agreement of the parties, and such amendment shall supercede and replace the then existing Schedule D. If there is any conflict between the terms and conditions of Schedule D or Schedule D, as amended, the terms and conditions of the Agreement shall control.

6.2 IMaCS Response to Services Failure. Within thirty (30) days after receipt of a notice from Tenet alleging IMaCS’s material failure to provide the Services or Additional Services, IMaCS shall (a) perform a root-cause analysis to identify the cause of such failure, (b) correct such failure, (c) provide Tenet with a written report detailing the cause of, and procedure for correcting, such failure, and (d) provide Tenet with reasonable assurance that such failure will not reoccur. IMaCS’s obligations under this Section 6.2 shall be in addition to its other obligations under Section 6 and under this Agreement.

6.3 Minimum Service Levels. During the term of this Agreement, IMaCS shall provide all Services consistent with the Service Metrics and Report Chart on Schedule D.

6.4 Customer Satisfaction Survey. During the six (6) month period after the Effective Date, IMaCS shall conduct a baseline Clients satisfaction survey as mutually

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agreed to by Tenet and IMaCS for a representative sample of affected Clients. This survey shall be of the content and scope and administered in accordance with the procedures agreed upon by IMaCS and Tenet. At least once every 12 months during the term of this Agreement, IMaCS shall conduct a customer satisfaction survey for a representative sample of affected Clients. The content, scope and method of the survey shall be consistent with the baseline Clients survey conducted pursuant to this Section 6.4 and the timing of the above surveys are subject to mutual agreement of Tenet and IMaCS. IMaCS shall provide the Tenet Program Manager with the results of any Client satisfaction survey conducted pursuant to this Section 6.4. In the event that such Client satisfaction level falls below eighty percent (80%) at any time during the term of this Agreement, IMaCS shall use best commercial efforts to increase the Customer satisfaction level to at least eighty percent 80% within six months of the initial determination that such Client satisfaction level fell below the eighty percent (80%) level. In the event that IMaCS fails to increase the Client satisfaction level to eighty percent 80% within such six-month period, as soon as reasonably practicable, IMaCS shall perform an analysis to identify the cause of such failure and provide Tenet with a report detailing the cause of, and containing recommendations for correcting, such failure.

7. Payments

7.1 Fees. IMaCS shall submit a single, monthly invoice to Tenet for Tenet and Tenet Entity charges, with subtotals for each Tenet Entity, in arrears, beginning on Effective Date, for all fees, charges and expenses as provided in Schedule C of this Agreement. IMaCS shall directly invoice Third Party Entities. Monthly invoices shall reflect Performance Credits earned by IMaCS or Tenet during the immediately preceding month. Tenet shall reimburse IMaCS at IMaCS’s cost for its reasonable and necessary direct out-of-pocket expenses incurred in connection with IMaCS’s performance hereunder, including without limitation long-distance toll charges, overnight courier charges and postage. If IMaCS travels to Tenet’s site in connection with IMaCS’s performance under this Agreement and such travel is approved in advance by an authorized representative of Tenet, Tenet shall reimburse ImaCS for IMaCS’s reasonable and necessary expenses at cost. Tenet shall be invoiced monthly in arrears for all such expenses and payments shall be due within 30 days of Tenet’s receipt of such invoices; provided, however, that Tenet shall have no obligation to reimburse IMaCS for any such expenses not invoiced within 180 days of the date incurred by IMaCS.

7.2 [**]

7.3 Payment. All IMaCS invoiced amounts are due and payable thirty (30) days after receipt by Tenet. All undisputed amounts not paid within thirty (30) days shall bear interest at the rate of one and half percent (1.5%) per month, but not to exceed any

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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maximum specified by applicable law. IMaCS shall supply with such invoices supporting data as reasonably requested by Tenet or Third Party Entities.

7.4 Proration. All periodic charges (other than hourly charges) under this Agreement are to be computed on a calendar month basis, and will be prorated for any partial month.

7.5 Performance Credits. If the service level compliance should reach Critical Alert Status (as defined in the Performance Standards section of Schedule D), IMaCS will issue on its monthly bill a “Performance Credit” to Tenet equivalent to twenty-five percent (25%) of the total monthly fees paid to ImaCS for any facility that falls into this service category.

7.6 Earning Back Performance Credits. If during the next reporting period, the service level compliance improves such that the facility is no longer classified as Critical Alert Status (as defined in the Performance Standards section of Schedule D), IMaCS will add to the total monthly charges the Performance Credits associated with the failure.

8. Service Location Security

8.1 Security. As part of the Services, IMaCS shall implement and maintain security processes, procedures and techniques designed to detect and prevent unauthorized access to any and all networks and systems which process Data, and shall implement and maintain virus protection and similar software and procedures in accordance with industry standards designed to detect and prevent software viruses and any corruption of such networks and systems and the data contained therein. As part of the Services, IMaCS shall immediately inform Tenet of any breach in security or potential security issues, that either: (i) has a material impact on the delivery of the Services, or (ii) may not be material in itself, but represents a single instance in a pattern of breaches which collectively are material. IMaCS shall maintain tracking procedures sufficient to allow it to evaluate security breaches and determine whether they must be reported to Tenet under the preceding sentence.

9. Data and Reports

9.1 Rights in Data. As between Clients and IMaCS, all Data disclosed, delivered or provided to IMaCS for processing in connection with the IMaCS System, the Services or Additional Services or otherwise pursuant to this Agreement, shall be deemed to be the exclusive property of Tenet and the Client(s). In no event shall IMaCS claim any rights with respect to such Data, use such Data, or take any action with respect to such Data that is inconsistent with the obligations of a bailee for hire or in addition to the Services without the prior written consent of Tenet or the respective Clients.

9.2 Additional Rights in Data.

9.2.1 Tenet fully reserves its rights to retrieve, transport and deliver to third parties the Data of software provided to IMaCS by it or the Client(s), and all manipulations of such Data associated with the IMaCS System. IMaCS shall promptly deliver all such material to Tenet or its designee upon Tenet’s written request and IMaCS

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shall not delay, hinder or impede Tenet’s exercise of such powers, notwithstanding the pendency of any dispute between Tenet and IMaCS with respect to Tenet’s justification to so act or the pendency of any other dispute between the Parties.

9.2.2 Nothing in this Agreement shall operate as an obstacle to Tenet’s right to retrieve or place such Data with a third party for the provision of data processing services to Tenet and Clients. Moreover, IMaCS hereby waives any and all statutory and common law liens it may now or hereafter have with respect to such Data.

9.2.3 This Section 9.2 is not intended to prevent IMaCS from retaining a copy of the Data provided by any Client for the sole purpose of completing performance of IMaCS’s obligations under this Agreement.

10. Force Majeure

10.1 Each Party shall be excused from performance under this Agreement and shall have no liability to the other for any period it is prevented from performing any of its obligations, in whole or in part, as and to the extent set forth in this Section 10, as a result of an event or delay that could not have been prevented by reasonable precautions, was not caused by IMaCS’s (or its subcontractor’s) negligence, and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans, or other means, and which is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties, or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”). If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will promptly notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within forty-eight (48) hours after the inception of such delay). If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services or Additional Services for more than fourteen (14) consecutive days, or occurs more frequently than once each consecutive quarter, then Tenet may terminate this Agreement as of a date specified by Tenet in a written notice of termination to IMaCS, and Tenet will pay all fees due and payable through the termination date. If Tenet elects such termination, Tenet shall not be obligated to pay any other termination or other fees, however described, to IMaCS. Whenever a Force Majeure Event or a disaster causes IMaCS to allocate limited resources between or among IMaCS’s clients, Tenet and the Clients shall receive at least the same priority in respect of such allocation as IMaCS’s other commercial clients receiving substantially similar goods and services.

11. Confidential Information; Audit

11.1 Obligation to Observe Confidentiality. The party receiving the Confidential Information (the “Receiving Party”) from the party who owns or holds in confidence such Confidential Information (the “Owning Party”) may use the Confidential Information solely for the purpose of performing its obligations or enforcing its rights under this Agreement.

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For purposes of this Section 11, IMaCS may treat either Tenet or the respective Client as the Owning Party of Confidential Information received from the respective Client.

11.2 Protection. The Receiving Party shall not disclose the Confidential Information except to those persons having a need to know for purposes authorized in Section 11.1. Each Party shall take appropriate action, by instruction to and agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Confidential Information. Tenet may disclose any Confidential Information on an as needed basis to Clients and its and their non-employee fiduciaries, including without limitation attorneys, accountants, auditors, controlling persons, officers, directors or trustees, without IMaCS’s prior consent, provided that such recipients have entered into an agreement to keep such Confidential Information confidential with substantially the same protections as contained herein. The Receiving Party shall promptly notify the Owning Party in the event that the Receiving Party learns of an unauthorized release of Confidential Information.

11.3 Return of Confidential Information. Except as otherwise specifically provided in this Agreement, upon the termination or expiration of this Agreement, each Party shall (a) immediately cease to use the other Party’s Confidential Information, (b) return to the other Party such Confidential Information and all copies thereof within ten (10) days of the termination or expiration, unless otherwise provided in this Agreement, and (c) upon request, certify in writing to the other Party that it has complied with its obligations set forth in this Section 11.3 unless otherwise provided in this Agreement.

11.4 Availability of Equitable Remedies. The Parties acknowledge that monetary remedies may be inadequate to protect rights in Confidential Information and that, in addition to legal remedies otherwise available, injunctive relief is an appropriate judicial remedy to protect such rights.

11.5 Exploitation. Neither Party shall use, authorize others to use, or disclose the Confidential Information received from the other Party without the Disclosing Party’s prior written consent. Additionally, IMaCS shall not use, authorize to use or disclose the Confidential Information received from Clients for the purpose of developing information or statistical compilations for use by third parties or for any other commercial exploitation, unless otherwise agreed upon in writing by Tenet and the affected Clients.

11.6 Reasonable Assistance. Each Party agrees to provide reasonable assistance and cooperation upon the reasonable request of the other Party in connection with any litigation against third parties to protect the requesting Party’s Confidential Information, provided that the Party seeking such assistance and cooperation shall reimburse the other Party for its reasonable out-of-pocket expenses.

11.7 Nondisclosure of Existence of Agreement. Neither Party shall refer to the existence of this Agreement or disclose its terms or use the name of the other Party in any press release, advertising or materials distributed to prospective clients, without the prior written consent of the other Party. IMaCS shall not represent, directly or indirectly, that any product or service of IMaCS has been approved or endorsed by Tenet or any Client. Either Party may, however, disclose the existence of or the terms of this Agreement as required by applicable law.

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11.8 Annual Audit. IMaCS shall cooperate and. participate in an annual audit of IMaCS by Tenet, conducted at Tenet’s option and expense, for the limited purpose of ensuring compliance with this Agreement. IMaCS shall make available to Tenet all pertinent books and records, and any other necessary information such that Tenet can properly evaluate the performance of IMaCS with respect to this Agreement. This right shall include the right to audit the IMaCS System including Hardware and software elements in IMaCS’s possession or control, backup procedures and security measures. IMaCS shall not be obligated by this Agreement to disclose to Tenet or other person or entity any information which is not necessary to conduct such an audit, nor shall IMaCS be obligated to divulge any trade secrets or proprietary information of IMaCS or any third party except to the extent necessary to satisfy the purpose of the audit contemplated by this Section 11.8 and in no event shall IMaCS be obligated to divulge any trade secrets or proprietary information to any competitor, or affiliate of a competitor, of IMaCS. IMaCS shall perform or start to perform its obligations under this Section 11.8 within ten (10) days of dispatch of written notice from Tenet that Tenet is availing itself of the rights afforded by this Section 11.8. IMaCS shall bill Tenet at IMaCS’s then current commercial billing rates for any services in connection with any such audit.

11.9 HHS Audit. If required by applicable law, IMaCS agrees that until four (4) years after the termination or expiration of this Agreement, IMaCS will make available to the Secretary and the United States Comptroller General, and their duly authorized representatives, this Agreement and all pertinent books, documents and records necessary to certify the nature and extent of the costs of the goods and services provided to Tenet and Client’s under this Agreement, as their respective interests may appear. This section does not obligate IMaCS to maintain records in any particular format. No attorney-client, accountant-client or other legal or equitable privilege shall be deemed to have been waived by the Parties by virtue of this provision.

11.10 Audit of IMaCS Subcontractors. If IMaCS carries out the duties of this Agreement through a subcontract worth $10,000 or more over a twelve (12) month period with a related organization (as such term will be agreed to by IMaCS and Tenet), the subcontract shall contain clauses substantially identical to Sections 11.9, 11.10 and 11.11, of this Agreement to permit access to the related organization’s books and records by Tenet and Clients, as their respective interests may appear, and the Secretary, the United States Comptroller General and their representatives.

11.11 HIPAA Compliance. IMaCS agrees not to use or further disclose any protected health information, as defined in 42 CFR Part 164, or individual health information as defined in 42 CFR Part 142 (collectively, the “Protected Health Information”), concerning a patient other than as permitted by this Agreement and the requirements of the federal privacy regulations as contained in 42 CFR Part 164 (the “Federal Privacy Regulations”) and the federal security standards as contained in 42 CFR Part 142 (the “Federal Security Regulations”). IMaCS will implement appropriate safeguards to prevent the use or disclosure of a patient’s Protected Health Information. IMaCS will report to Tenet and any Client any use or disclosure of a patient’s Protected Health Information not provided for by this Agreement of which IMaCS becomes aware. In the event IMaCS, as allowed under this Agreement and with Client’s prior written approval, contracts with any subcontractors or agents to whom IMaCS provides a patient’s Protected Health Information, IMaCS shall include provisions in such agreements whereby

12

the subcontractor and agent agree to the same restrictions and conditions that apply to IMaCS with respect to such patient’s Protected Health Information. IMaCS will make its internal practices, books, and records relating to the use and disclosure of a patient’s Protected Health Information available to the Secretary of Health and Human Services to the extent required for determining compliance with the Federal Privacy Regulations and the Federal Security Regulations. Notwithstanding the foregoing, no attorney-client, accountant-client, or other legal privilege shall be deemed waived by IMaCS or Tenet by virtue of this Section 11.11.

11.12 Section Survives Agreement. Sections 11.9 and 11.10 shall survive the termination of this Agreement for four years notwithstanding the reason for the expiration or termination of the Agreement.

12. Representations and Warranties

12.1 IMaCS warrants, represents and covenants that the Services and Additional Services will be performed for Tenet and Clients in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services. IMaCS further warrants that it will obtain the staffing with the necessary ability and experience to perform the Services.

12.2 IMaCS warrants, represents and covenants that the Services and Additional Services will be rendered by the IMaCS in a manner consistent with good commercial practices.

12.3 IMaCS warrants, represents and covenants that it will perform its responsibilities under this Agreement in a manner that, to the best of its knowledge, does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright or other proprietary right of any third party.

12.4 IMaCS hereby represents and warrants that (i) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into this Agreement; (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part, and (iii) this Agreement has been duly executed and delivered by IMaCS.

12.5 Each Party agrees at its own cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary permits for its business, and to comply in all material respects with all laws and regulatory requirements applicable to the performance of its obligations under this Agreement.

12.6 IMaCS represents and warrants that all subcontracts or license agreements it enters for the provision of Services and Additional Services shall be fully and freely assignable to Tenet and Client without payment of any additional fees.

12.7 IMaCS represents and warrants that neither it nor any of its directors, officers, employees or owners: (a) have ever been suspended, excluded, barred or sanctioned

13

by Medicare, Medicaid, CHAMPUS, or any other state or federal healthcare program; and (b) have ever been convicted of a criminal offense related to healthcare.

12.8 IMaCS represents and warrants that it shall immediately notify Tenet if it or any of its employees, directors, officers or owners is suspended, excluded, barred or sanctioned by Medicare or any other state or federal healthcare program; or convicted of a criminal offense related to healthcare; or an investigation is commenced which might lead to any such action.

12.9 IMaCS represents and warrants that it will perform all of the Services and any Additional Services in compliance with applicable federal, state and local laws including but not limited to provisions relating to the accuracy of claims submitted for reimbursement.

12.10 NEITHER PARTY MAKES ANY WARRANTIES NOT SET FORTH EXPRESSLY IN THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13. Indemnification

13.1 Each Party shall indemnify and hold harmless the other Party and its respective affiliates, directors, officers, employees and agents (referred to hereafter collectively as “Indemnitee”) against any and all claims, losses liabilities, judgments, awards and costs (including costs of investigation and legal fees and expenses) arising out of or related to any third-party claim for personal injury, real property damage or tangible property damage (including intellectual property infringement claims) whether through action or inaction, by the indemnitor or its employees or agents; provided, however, that indemnitee gives indemnitor: (a) written notice within a reasonable time after indemnitee is served with legal process in an action asserting such claims, provided that the failure or delay to notify indemnitor shall not relieve indemnitor from any liability that it may have to indemnitee hereunder so long as the failure or delay shall not have prejudiced the defense of such claim; (b) reasonable assistance in defending the claim; and (c) sole authority to defend or settle such claim. In the event indemnitor elects not to defend any such claim, indemnitee shall have the option but not the duty to reasonably settle or defend the claim at its cost and indemnitor shall indemnify indemnitee for such settlement or any damages finally awarded against indemnitee attributable to such claim, reasonable costs and expenses (including reasonable attorneys’ fees), and interest on such recoverable funds advanced.

14. Remedies

14. 1 Unless specifically provided to the contrary in this Agreement, neither Party shall have any liability whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other Party for consequential, indirect punitive, or any other damages other than actual damages.

14.2 The limitations set forth in Section 14.1 are not applicable to (i) the Parties’ indemnification obligations for third party claims under Section 14; (ii) losses covered by

14

insurance policies maintained by the Party liable for such damages; or (iii) liability resulting from the gross negligence or willful misconduct of a Party.

15. Miscellaneous

15.1 Headings. The Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2 Assignment.

15.2.1 Assignment by IMaCS. IMaCS shall not assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of Tenet, which consent shall not be unreasonably withheld; provided, however, IMaCS shall have the right to assign this Agreement to any IMaCS affiliate without Tenet’s consent by giving Tenet prior written notice of such assignment; provided further, however, that such permitted assignee executes and delivers a written assumption of all of IMaCS’s liabilities and obligations under this Agreement within thirty (30) days of the assignment. Tenet’s release of IMaCS from any further obligations under this Agreement following assignment to a permitted assignee is conditioned upon Tenet’s receipt of adequate assurances, the acceptance of which shall be within Tenet’s sole discretion, that such assignee has the physical, financial and personnel resources to assume and discharge all of IMaCS’s obligations under this Agreement.

15.2.2 Assignment by Tenet. Tenet may without the prior written consent of IMaCS assign or transfer this Agreement or any of its rights or obligations hereunder to: any parent, subsidiary or affiliate; any other entity with which Tenet merges, consolidates, or combines; and/or any entity which results from any corporate transformation event by Tenet; provided, however, such assignee executes and delivers a written assumption of all of Tenet’s liabilities and obligations under this Agreement within thirty (30) days of the assignment. Following IMaCS’ receipt of such written assumption of liabilities and obligations by Tenet’s assignee and IMaCS’ receipt of assurances concerning the assignee’s financial ability to assume all of Tenet’s financial obligations under this Agreement, the acceptance of which shall be within IMaCS’ sole discretion, IMaCS shall release Tenet from any future financial obligations under this Agreement,

15.2.3 Effect of Assignment. Subject to the foregoing, this Agreement shall inure to the benefit of and bind successors and permitted assigns of Tenet and IMaCS.

15.3 Governing Law. This Agreement shall be construed and governed by the internal laws of the State of Texas, without reference to the choice of law principles thereof. Each Party irrevocably agrees that any legal action, suit, or proceeding brought by it in any way arising out of the agreement must be brought solely and exclusively in the federal district court (or in the absence of federal jurisdiction, the appropriate state court) sitting in Dallas, Texas and each Party irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit, or proceeding brought by it or against it by the other Party.

15.4 Notices. All communications or notices required or permitted by this Agreement shall be sufficiently given for all purposes hereunder if given in writing and

15

delivered (i) personally, (ii) by United States mail, return receipt requested, (iii) by document overnight delivery service or (iv) by telecopy, facsimile or other electronic transmission service, provided the sender delivers a confirmation copy of such telecopy, facsimile or other electronic transmission service within three (3) business days thereafter. All notices delivered in accordance with this Section shall be sent to the appropriate address or number, as set forth below, or to such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party, and shall be effective upon its delivery to the addressee, as provided herein, either personally, by mail or by electronic transmission, as the case may be, or three (3) business days after it is sent or dispatched, whichever occurs earlier.

15.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15.6 Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought.

15.7 Schedules; Entire Agreement. The MLSA, and schedules and other attachments to this Agreement are hereby incorporated by reference and made part hereof. The MLSA and this Agreement (including, without limitation, each of the schedules and attachments to this Agreement) constitutes the entire understanding of the Parties with respect to the subject matter hereof and there are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein. The MLSA and this Agreement supersedes all prior negotiations, agreements and undertakings between the Parties with respect to such subject matter.

15.8 No Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any person or entity, other than the Parties and Clients hereto, any interest, rights, or remedies (including, without limitation, any third party beneficiary rights) with respect to or in connection with this Agreement or any agreements or provisions contemplated hereby.

15.9 Relationship of Parties. IMaCS, in furnishing Services to Clients under this Agreement, is acting only as an independent contractor and shall have the exclusive control of the manner and means of performing the work contracted for hereunder. Except where this Agreement expressly provides otherwise, IMaCS does not undertake by this Agreement or otherwise to perform any obligations of Tenet, whether regulatory or contractual, or to assume any responsibility for Tenet’s business or operations. Personnel supplied by IMaCS hereunder, whether or not located at a Client’s location, are IMaCS employees or agents and shall not represent themselves to be otherwise, IMaCS does not undertake by this Agreement or otherwise to perform any obligation of Tenet, whether regulatory or contractual, or to assume any responsibility for Tenet’s business or operations. Nothing contained in this Agreement shall be construed to create a joint venture or partnership between the Parties.

16

15.10 Publicity; Trade Reference. Before using a Tenet or Client’s name as a trade reference or for publicity, marketing, advertising or otherwise, IMaCS shall obtain Tenet’s or the Client’s prior written consent, which shall not be unreasonably withheld. Likewise, prior to Tenet using the IMaCS or IMaCS’s name as a trade reference or for publicity, marketing advertising or otherwise, Tenet shall obtain IMaCS’s prior written consent, which shall not be unreasonably withheld. However, either Party may include the other Party’s name and a factual description of the work performed under this Agreement on employee bulletin boards, in its list of references and in the experience, section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

15.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

15.12 Approvals. Except as specifically set forth in this Agreement, all consents, approvals, acceptances, or similar actions to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

15.13 Survival Sections. Sections 4.6, 9.1, 9.2, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.9, 13.1, 14.1 and 14.2 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

15.14 Waiver. The waiver by either of the Parties or Client of breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provisions hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names as of the date first above written.

TENET HEALTHSYSTEM MEDICAL, INC.		INNOVATIVE MANAGED CARE SYSTEMS, INC.

By:	/s/ Stephen F. Brown	By:	/s/ Harriet Flowers
	(Authorized Signature)		(Authorized Signature)
Name:	Stephen F. Brown	Name:	Harriett Flowers
Title:	Executive Vice President-CIO	Title:	CEO
Date:	July 24, 2000	Date:	July 24, 2000

17

SCHEDULE A

SUBSCRIPTION AGREEMENT

THIS AGREEMENT, entered into this              day of             , 2000, is by and between Tenet Health-System Medical, Inc., (“Tenet”) and                                      (“Client”).

WHEREAS, Client desires to engage Tenet to provide or arrange for account review services on the terms and conditions set forth herein; and

WHEREAS, Tenet is willing to provide or arrange for account review services on the terms provided herein; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions as herein expressed, Client and Tenet enter into this Agreement and covenant as follows:

1. Tenet’s Obligations. During the term of this Agreement, Tenet shall perform or arrange for the performance of the services set forth on Exhibit A (the “Services”).

2. Tenet’s Representations And Warranties. During the term of this Agreement, Tenet covenants, represents and warrants that:

(a) neither it nor any of its employees or owners: (a) have ever been suspended, excluded, barred or sanctioned by Medicare, Medicaid, CHAMPUS, or any other state or federal healthcare program; and (b) have ever been convicted of a criminal offense related to healthcare;

(b) it shall immediately notify Client if it or any of its employees or owners is suspended, excluded, barred or sanctioned by Medicare or any other state or federal healthcare program or convicted of a criminal offense related to healthcare; or an investigation is commenced which might lead to any such action; and

(c) it will perform all of the Services in compliance with applicable federal, state and local laws including but not limited to provisions relating to the accuracy of claims submitted for reimbursement.

3. Payment. Client agrees to pay to Tenet the fees and on the schedule as more fully set forth in Exhibit B. In the event that Client fails to pay Tenet any amounts owed pursuant to this Section 3, and Tenet has to resort to collecting any and all outstanding balances owed, Client agrees to pay for all costs of collection, including court costs and reasonable attorney’s fees. This Section 3 shall survive any termination of the agreement.

4. Client’s Obligations. Client shall provide Tenet or its designee with accurate and complete information as requested by Tenet from time to time as required to perform the Services. Any delay or failure by Client to provide such information shall relieve Tenet of its obligation to perform the Services.

SCHEDULE A

SUBSCRIPTION AGREEMENT

5. Term and Termination.

(a) The term of this Agreement shall begin on             , 2000 and end on             , unless sooner terminated in accordance with the terms hereof.

(b) Termination Without Cause. Notwithstanding any other provision in this Agreement, either party may terminate this Agreement at any time, with or without cause, upon no less than 90 days prior written notice to the other party.

(c) Termination With Cause. If either party commits a material breach of any of the terms of this Agreement, other than those listed in Section 5(d), then the other party may terminate this Agreement upon no less than 30 days advance written notice. The non-breaching party may, at its sole option, allow the breaching party to cure the breach during the 30-day period, and if the breach is cured to the satisfaction of the non-breaching party, the Agreement shall not terminate.

6. Change in Law. Should any changes in state or federal laws or regulations occur during the term of this Agreement which affect the legality of this Agreement, either party may request renegotiation of the applicable terms of this Agreement by written notice to the other party. If no new agreement is reached within 60 days of such notice, then either party may terminate this Agreement upon an additional 60 days written notice.

7. Program Ownership:

All programs (including computer software), specifications and documentation manuals regarding the Services are confidential, contain trade secrets of Tenet and/or its licensors and shall remain the sole property of Tenet or its licensors.

8. Warranty, Disclaimer of Liability, and Indemnity:

(a) Client shall have the sole responsibility for all source information it provides Tenet and Tenet shall have no obligation to verify, check or otherwise inspect the source information furnished by Client. Client agrees to indemnify and hold Tenet harmless against any and all liability, loss, damages, costs, and expenses which Tenet may incur, including, but not limited to, attorneys’ fees and costs, which Tenet may be required to pay, directly or indirectly, by reason of the content of Client’s source information or because of any error or omission in such information which directly or indirectly results in any liability, loss and/or damage to Tenet.

(b) Tenet agrees to indemnify and hold Client harmless against any and all liability, loss, damages, costs, and expenses which Client may incur, including, but not limited to, attorneys’ fees and costs, which Client may be required to pay, directly, by reason of error or omission by Tenet which directly or indirectly results in any liability, loss and/or damages to Client.

SCHEDULE A

SUBSCRIPTION AGREEMENT

9. Miscellaneous

(a) Parties’ Relationship. Tenet, in furnishing Services to Client under this Agreement, is acting only as an independent contractor and shall have the exclusive control of the manner and means of performing the Services contracted for hereunder. Except where this Agreement expressly provides otherwise, Tenet does not undertake by this Agreement or otherwise to perform any obligations of Client, whether regulatory or contractual, or to assume any responsibility for Client’s business or operations. Nothing contained in this Agreement shall be construed to create a joint venture or partnership between the parties.

(b) Ownership of Information; Confidentiality. All Client’s business, billing, medical and other records, and all information generated by or relating to Client or this Agreement (“Client Information”), shall remain the sole property of Client. During the term of this Agreement and thereafter, Tenet agrees to keep Client Information strictly confidential. Tenet shall not duplicate or permit the duplication of or release of any portion of Client Information except as expressly permitted by Client. Tenet agrees to comply with all applicable federal, state and local laws and regulations regarding confidential patient information. Upon termination or expiration of this Agreement under any circumstances, Tenet shall immediately return to Client all such Client Information (including copies on any media), and will not thereafter use, appropriate, or reproduce such information or disclose such Client Information to any third party.

(c) Access to Books and Records. Upon the written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Tenet will make available those contracts, books, documents, and records necessary to verify the nature and extent of the costs of providing services under this Agreement. Such inspection shall be available up to four years after the rendering of such services. If Tenet, subject to Client’s consent, carries out any of the duties of this Agreement through a subcontract with a value of $10,000 or more over a 12-month period with a related individual or organization, Tenet agrees to include this requirement in any such subcontract. This section is included pursuant to and is governed by the requirements of 42 U.S.C.A. Sec. 1395x(v)(l) and the regulations promulgated thereunder. No attorney-client, accountant-client, or other legal privilege will be deemed to have been waived by Client, or Tenet by virtue of this Agreement.

(d) Fraud and Abuse. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable federal, state and local law including the Medicare/Medicaid Anti-fraud and Abuse Amendments. The parties expressly agree that nothing contained in this Agreement shall require either party to refer patients to the other party. The parties are aware of the provisions of Title XVIII of the Social Security Act and intend to conduct this relationship in accordance with that Act and all related statutes and regulations, including but not limited to the provisions relating to provisions regarding the accuracy of claims submitted.

SCHEDULE A

SUBSCRIPTION AGREEMENT

(e) Notices. Any notices permitted or required by this Agreement shall be sufficiently given if personally delivered or sent by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other person and address as either party may designate in writing:

If to Tenet:	_____________________________________
_____________________________________
_____________________________________
Attn:

If to Client:	_____________________________________
_____________________________________
_____________________________________
Attn:

(f) Severability. The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provision.

(g) Headings. The headings used herein are for convenience only and do not limit the contents of this Agreement. All pronouns and all variations thereof will be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person, persons, or entity may require.

(h) Governing Law. The interpretation and enforcement of this Agreement will be governed by the internal laws of the state of California without regard to any conflicts of law provisions contained therein.

(i) Assignability. The rights and obligations of Tenet hereunder will inure to the benefit of and be binding upon the successors and assigns of the Tenet. Client may not assign its rights or obligations under this Agreement without Tenet’s written consent.

(j) No Waiver. No waiver of a breach of any provision of this Agreement will be construed to be a waiver of this Agreement, whether of a similar or different nature, and no delay in acting with regard to a breach shall be construed as a waiver of that breach.

(k) Survival. Any provisions of this Agreement, including without limitation Sections 7 and 8, creating obligations extending beyond the term of this Agreement will survive the expiration or termination of this Agreement, regardless of the reason for such termination.

(1) Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any amendments to this Agreement will be effective only if in writing and signed by Client and Tenet.

(m) Authorization for Agreement. The execution and performance of this Agreement by Client and Tenet have been duly authorized by all necessary laws,

SCHEDULE A

SUBSCRIPTION AGREEMENT

resolutions, and corporate action, and this Agreement constitutes the valid and enforceable obligations of Tenet and Client in accordance with its terms.

IN WITNESS WHEREOF, this Agreement is executed by the parties below.

TENET:

Tenet HealthSystem Medical, Inc.

By:
Title:

CLIENT:

By:

SCHEDULE B

SERVICES PROVIDED

I.	Initial Facility Implementation:

•	Kick-off Meeting - project coordination/scheduling

•	Delivery and installation of IMaCS Report Explorer (MRE)

•	Follow-up Meeting/User Training
•	Analysis and development of appropriate utilities for the purpose of importing claim, payment/adjustment, and detail charge data from the existing information systems

•	Establishment of procedures for transmitting data to/from IMaCS Dallas location

•	Review and entry of contract information into IMaCS system

•	Establishment of a data repository for storing customer information

•	Coordination of plan set-up for repricing and reporting

•	Delivery of Contract Profile and Matrix report

•	Gross Charges report by Plan

II.	Ongoing Processing

•	Daily Processing

•	Transmission of claims, detail charges, and payment data to IMaCS

•	Processing of data through IMaCS system

•	Transmission of operational reports to facility including:

•	Contractual Reimbursement Summary

•	Invoice Detail as needed

•	Verification and Exception

•	Pass-Through Items

•	Expected vs. Actual Summary by Plan

•	Transmission of AR write-down adjustments to facility

•	Exception follow-up and adjustments

•	Real-Time Information access through IMaCS Internet Services

•	Monthly Reporting

•	Transmission of Summary Reports

•	Contract/Payer Performance

•	Contract Renewal Notification

•	Contract Profile Reference Reports

•	Contract Performance—Log Summary

•	On-Request Reporting/Services

•	Service Type Cross Reference

•	Contract Term Matrix

•	Contract Negotiation Support

•	Others as requested

B-1

SCHEDULE C

FEE SCHEDULE

Base Fees.

Pricing

• All services other than programming and contract negotiation support	$[**] per hour

• Programming and Development	$[**] per hour

• Contract Negotiation Support	$[**] per hour

Billing/Payment Schedule:

Monthly Billing (first of each month)	labor costs for prior month

Tenet shall reimburse IMaCS at IMaCS’s cost for its reasonable and necessary direct out-of-pocket expenses incurred in connection with IMaCS’s performance hereunder, including without limitation long-distance toll charges, overnight courier charges and postage. If IMaCS travels to Tenet’s site in connection with IMaCS’s performance under this Agreement and such travel is approved in advance by an authorized representative of Tenet, Tenet shall reimburse IMaCS for IMaCS’s reasonable and necessary expenses at cost.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

C-1

SCHEDULE D

Innovative Managed Care Systems, Inc.

[IMaCS Logo]

Service Level Agreement

Tenet Health System

SERVICES AGREEMENT Executive Summary

[IMaCS Logo]

Copyright © 2000 by

IMaCS, Inc.

All Rights Reserved

Innovative Managed Care Systems, Inc.

14135 Midway Road

Suite 250

Dallas, TX 75244-3636

(972) 960-6036

FAX: (972) 960-2726

IMaCS is a Microsoft Solution Provider

Microsoft Certified

Solution Provider

SCHEDULE D

Contents

Executive Summary

Performance Standards

Planning and Communication

IMaCS Project Manager

Project Steering Committee

I-MaCS Application Support

Responsibilities

Reporting

Problem Resolution

Operations Support

Change Order Process

Supporting Attachments

SERVICES AGREEMENT Executive Summary

Executive Summary

Innovative Managed Care Systems, Inc. (“IMaCS”) shall provide certain services for Tenet Healthcare Corporation (“Tenet”) as described in the MaCS CBO License Agreement, MaCS CBO Maintenance & Support Agreement, and the IMaCS Outsourcing Agreement. Collectively, these contractual documents will be referred to as the “Agreements.” This Service Level Agreement (“SLA”), as it may be amended hereafter, shall be deemed an attachment to these Agreements.

This SLA establishes IMaCS and Tenet’s service commitments to each other, as specified in the Agreements, and defines the process by which each party’s performance in satisfying those commitments can be continuously evaluated. This concept supports the Total Quality Management (“TQM”) principles leading to improved performance for both IMaCS and Tenet.

This SLA will be reviewed and amended annually to account for changes in the Agreements and/or changes in the scope of services required by Tenet.

Performance Standards

The Performance standard for each of the service levels that will be provided under the Agreements is described in this SLA. Each quarter, or in accordance with the frequency described in the Performance Standard section of each service standard, I•MaCS will report on the level of compliance with each Performance Standard via a report format defined by Tenet. The status of each service level will be reported as follows:

Status OK - Acceptable

The level of service meets or exceeds the performance standard during the reporting period. No corrective action is required.

Status I - Awareness

The level of service has substantially failed to meet the performance standard during the reporting period. IMaCS will use all reasonable efforts to cause the level of service to comply with the Performance Standard during the next reporting period.

Status II - Alert

The level of service has substantially failed to meet the performance standard during two reporting periods. IMaCS will develop an action plan within one week to cause the level of service to comply with the Performance Standard. This action plan will be reviewed with the Vice President, Applications. An implementation plan for corrective action will be initiated.

Status III - Non-Compliance

The level of service has substantially failed to meet the performance standard during three consecutive reporting periods and/or two Status II Alerts have occurred during a six-month timeframe.

Reporting against the Performance Standards will be established as soon after the contract signing as is reasonable in order for a baseline to be established and/or validated. I•MaCS will be evaluated based on Performance Standards beginning six months after contract signature.

Critical Alert Status

SERVICE	CONDITION
Daily Processing	Production cycle is not completed by 5 pm for 10 or more
days with a month for two consecutive months

Monthly Reporting	Monthly reports are not delivered by the 10th working day of the month for three consecutive months

Contract Updates	Average time to update a contract falls beyond three weeks

Planning and Communication

IMaCS Project Manager

IMaCS will assign a designated Project Manager (PM) who will work closely with Tenet in the planning, coordination, and implementation of the MaCS Managed Care Software services. The PM will become the liaison between Tenet corporate management and IMaCS providing global status tracking and communication. The PM’s goals are to facilitate improved communication, consistency, and increased productivity within the Tenet user community. To be effective in this role, the PM needs access to a “feedback group” for the purposes of establishing direction, identifying requirements, setting priorities, and addressing global issues. With Tenet corporate management assistance, the PM will organize a Steering Committee for this purpose.

Project Steering Committee

The Steering Committee is a mechanism to establish a working partnership between IMaCS and the Tenet hospital community. The purpose of the Steering Committee (SC) is to ensure that the actual users of the software services are involved in the selection and planning process. It provides a forum for raising and addressing key product issues.

Highlights:

•	Made up of 6 to 10 customer representatives

•	Meet one to two days each quarter

•	Solicit and gather user requirements

•	Set enhancement priorities

•	Establish and promote direction

•	Help establish and enforce standards

•	Balance customer solutions with technology

Leadership:

The SC is chaired by the IMaCS Project Manager. This individual is responsible for coordinating all activities associated with the services under these Agreements. Spin-off projects may be managed by the chairman, a committee member, or an outside appointee where appropriate.

Size:

The SC should include one internal technical representative, in addition to the chairman, and from six to ten organizational representatives.

Composition:

Since the purpose is to provide representation for the users of the service, the SC members should be selected from a broad-based cross section of the user population. To be most effective, the membership should be comprised of people who understand both the technical and business issues. Members should be forward thinkers who can promote ideas that benefit the overall enterprise while representing the needs of their constituency. Initially, the SC should be represented by Corporate Management, Corporate IS, Patient Financial Services, Government Programs, and one designated representative from each of the regions.

Qualifications:

All SC members are endorsed and appointed through Tenet management and have the authority to perform the duties associated with the position. Each member must have a vested interest in the success of the project with detailed knowledge of the software product and/or in-depth knowledge of its business use. Members must have the ability to discuss functional requirements in business terms.

Time Requirements:

SC members must be able to devote time to quarterly meetings and committee activities. Actual time requirements will vary by individual based upon level of involvement, but a minimum of one week’s time per quarter (including the SC Meeting) should be planned.

Longevity/Termination:

Although no set time period is defined, long-term participation by members provides maximum committee effectiveness. Continuance of membership is contingent upon fulfillment of the stated duties. Failure to comply is grounds for replacement. Any changes in the membership require coordination and approval through Tenet corporate management.

Duties of Members:

•	Attend and contribute to quarterly meetings,

•

Review and discuss IMaCS compliance to overall Performance Standards as described in this SLA. Identify deficiencies and suggest areas of improvement. Provide input for the Quarterly Report to corporate.

•	Review and evaluate enhancement requests. Gather, organize, and prioritize user requirements. Each member is responsible for representing his/her constituency.

•	Participate in SC assignments or special projects.

•	Communicate, promote, and support SC direction and decisions.

•	Exchange information with other Tenet groups.

•	Identify key organizational contacts.

•	Facilitate development and compliance of product standards.

•	Ensure that appropriate training material and education are available.

Benefits to Membership:

•	Increased knowledge of how others implement new ideas, solve common problems, and improve their operation.

•	Improved communication with other users and IMaCS.

•	Identification of areas of mutual concern.

•	Opportunity to participate in product design.

•	Ability to influence product direction and usage standards.

Steering Committee Objectives:

To help IMaCS achieve its mission of providing the highest quality software and services in the most cost effective manner, the SC will strive to achieve the following objectives:

•	Prioritize and respond to user requests.

•	Present consolidated priorities.

•	Work to control duplication of effort.

•	Assist in preparation of business planning documents.

•	Influence other vendors where necessary to expedite problem solutions, especially as it may relate to integration and overlap.

•	Help measure customer satisfaction levels.

•	Ensure objective, structured, and effective communication of user concerns and requirements.

•	Help develop and enforce product usage guidelines.

Project Manager (Chairman) Responsibilities:

The PM gathers input and works with the SC to formulate an overall product and business strategy. As the official spokesperson and central contact, the PM is ultimately responsible for the coordination of all product activities and the communication of product commitments. Other PM responsibilities specific to the SC include:

•	Organizing and facilitating SC meetings and publishing SC meeting minutes.

•	Tracking all activities related to the project.

•	Producing business cases for product extensions.

•	Ongoing communication with corporate management including the escalation of high-impact issues and solicitation of priorities.

•	Filling positions for the SC through corporate management.

•	Providing an agenda prior to each SC meeting.

IMaCS Application Support

IMaCS will provide claim repricing and reporting services as defined below in the Description of Work. IMaCS will designate a project leader (per facility) that will serve as the focal point for implementation and ongoing support at the respective Tenet hospital. The target implementation time frame will be 90-120 days per facility. Meeting this target is highly dependent upon receiving a high degree of cooperation and support from the facility.

Description of Work:

I.	Facility Implementation:

•	Kick-off Meeting - project coordination / scheduling

•	Delivery and installation of MaCS Report Explorer (MRE)

•	Follow-up Meeting / User Training

•	Analysis and development of appropriate utilities for the purpose of importing claim, payment/adjustment, and detail charge data from the existing information systems.

•	Establishment of procedures for transmitting data to/from IMaCS Dallas location.

•	Review and entry of contract information into IMaCS system.

•	Establishment of a data repository for storing customer information.

•	Coordination of plan set-up for repricing and reporting

•	Delivery of Contract Profile and Matrix report

•	Gross Charges report by Plan

II.	Production Services

•	Daily Processing

•	Transmission of claims, detail charges, and payment data to IMaCS

•	Processing of data through the IMaCS system

•	Transmission of operational reports to facility including:

•	Contractual Reimbursement Summary

•	Invoice Detail as needed

•	Verification and Exception

•	Pass-Through Items

•	Expected vs. Actual Summary by Plan

•	Transmission of AR write-down adjustments to facility

•	Exception follow-up and adjustments

•	Real-Time Information access through IMaCS Internet Services

•	Monthly Reporting

•	Transmission of Summary Reports

•	Contract / Payer Performance

•	Contract Renewal Notification

•	Contract Profile Reference Reports

•	Contract Performance — Log Summary

•	On-Request Reporting / Services

•	Service Type Cross Reference

•	Contract Term Matrix

•	Contract Negotiation Support

•	Others as requested

Responsibilities

Of IMaCS to Tenet

•	With relationship to Corporate:

•	Ongoing reporting of implementation status.

•	Implementation of corporate standards as identified.

•	Programmatic and operational support for interfacing with the Corporate Clearing House for input data retrieval and result transmission.

•	Consolidated reporting as requested.

•	Development of enhancements as directed from Tenet Corporate.

•	Management of the Steering Committee.

•	With relationship to the Facility:

•	Establish initial contact (see attached Kick-Off Meeting Memo)

•	Schedule the Project Kick-Off Meeting (see attached Kick-Off Meeting Agenda)

•	Conduct a Data Survey (see attached Data Survey)

•	Provide Internet and FTP Logon IDs (see attached Internet Logon Request) and maintain appropriate security tables.

•	Work with the facility and corporate operations to implement a mechanism for receipt and transmission of data.

•	Obtain copies of all Managed Care contracts as well as Medicare factors, etc.

•	Work with facility personnel to devise a plan-mapping scheme.

•	Work with facility personnel to obtain and map the Charge Description Master.

•	Work with facility personnel to map payment transaction codes.

•	Work with facility personnel to map GL transaction codes for AR write downs.

•	Review and train facility personnel on available reports.

•	Define required service types (attributes) for loading contracts.

•	Inventory and scan all contracts.

•	Load and verify all contracts.

•	Perform Production Processing as defined in the Description of Work above.

Of Tenet to IMaCS

•	At the Corporate level:

•	Provide direction on implementation priorities.

•	Help obtain facility commitment to the project.

•	Provide support through the Corporate Clearing House.

•	Prioritization and approval of enhancement requests.

•	Identification and communication of standards.

•	Support the Steering Committee as described in this document.

•	At the Facility level:

•	Provide sample claim data.

•	Provide hard copies of all contracts on an on-going basis.

•	Provide personnel to review results and give feedback.

•	Provide an insurance plan code on each claim.

•	Provide criteria for plan mapping.

•	Provide criteria for GL code generation.

•	Provide transaction code mapping instructions.

•	Communicate priorities related to plan implementation.

•	Provide updated CDMs on a weekly basis.

•	Provide claim, detail charges, and payment data by 10am on a daily basis.

•	Provide contract and fee schedule updates with a minimum of one week notice.

Service Metrics and Reportings

Services	Performance Standard	Metric	Reporting

Production Services Daily Processing	Complete daily processing cycle and transmit reports and AR write-downs by 5pm (provided all input is received by 10am)	Avg. elapsed time between receipt of data and transmission of output to facility	Monthly log showing input and delivery time frames on a daily basis

Production Services Monthly Reporting	Delivery of monthly reports by the 5th day of the following month	Number of days between month-end and delivery of monthly reports	Monthly log showing input and delivery time frames on a daily basis

Production Services Quarterly Reporting	Delivery of monthly reports by the 15th day of the following month after quarter end	Number of days between quarter end and delivery of monthly reports	Monthly log showing input and delivery time frames on a daily basis

Production Services On-request Reports	Service report requests within one business day for standard options	Avg. timeframe to deliver standard report requests	Monthly Activity Summary report showing number of requests, number completed, and avg. time to complete

Production Services Contract Updates	Load and/or update additional contracts within one week of receipt	Avg. timeframe to load a new contract or update an existing contract	Contract Inventory Report and Monthly Activity Summary

Enhancements	Complete approved service requests according to the priority and schedule developed in the Change Request process	Avg. length of time to complete requests Percent of service requests completed	Monthly Activity Summary report showing number of requests, number completed, and avg. time to complete

General Services Product Update Notification	Maintain product update notice distribution lists Distribute product update notices to appropriate facility distribution list within 2 business days of availability	Avg. length of time to distribute product update notifications	Monthly Activity Summary report

Project Support Services Facility Implementation	Implement facilities on the schedule outlined in the overall project plan	Comparison of facility implementation dates vs. the original target dates	Project Status summary report provided monthly

Resource Commitments

IMaCS shall provide up to the following number of hours of professional services time per month for implementation and support of the services provided by the IMaCS Outsourcing Agreement. The project plan attached to the Outsourcing Agreement identifies the projected resource requirements over the first three years of the project. Additional services shall be made available at the applicable professional service rates pursuant to one or more Development Requests.

•	Implementation and Help Desk Support

•	First Year — 3,350 hours per month

•	Second Year — 3,720 hours per month

•	Third Year — 1,930 hours per month

•	Operations Support — The equivalent of one dedicated individual to handle set-up, management, and backup of application databases and user passwords.

•	Program Development — A minimum of two programmers will be continuously available to address Tenet requested enhancements. Additional programming resources may be made available if required.

User Help Desk Services

New User Setup

Logon IDs are requested through the Help Desk who will follow the procedures as outlined in the attached Internet Logon Request Form.

Responsibilities

I•MaCS

•	Manage the staff responsible for providing Help Desk services.

•	Provide Logon IDs and passwords for users as required.

•	Educate Help Desk resources on the proper usage of new Applications and Customer-supplied software.

Customer

•	Provide lists of individuals authorized to receive Logon ID’s and identify their security-levels.

•	Notify IMaCS immediately of employee terminations or reassignment.

•	Ensure that all end users and other Customer personnel with online access adhere to the applicable policies and procedures.

Deliverables

•	All Logon ID’s will be documented and confidentially provided to users.

Standards

•	Logon ID’s provided within one business day of request.

•	Deactivation of Logon IDs within one business day of notification.

Problem Tracking and Reporting

I MaCS will provide problem/error resolution for Tenet Health System hospitals outlined in this Service Level Agreement related to the I MaCS application software, third-party application software, and/or existing interface software. A problem/incident is defined as the system or function not working the way it was designed or intended to work.

Responsibilities

I MaCS

The primary objective of problem support is to ensure that the systems supported are functioning properly and that users are able to complete their job functions in accordance with system procedures. Objectives in this area are:

•	To meet the performance standards outlined in this section.

•	To provide education to the hospital IS Directors and users on the procedures involved with Help Desk support.

•	To support all interfaces as required.

•	To facilitate problem resolution between the Tenet IS staff and the IMaCS client services support organization.

•	Provide a centralized, single point of contact for Help Desk support services

•	Adhere to the Performance Criteria as outlined in the Priorities and Escalation chart on page 17.

•	Provide user education on the Help Desk procedures.

•	Communicate any changes in Application capabilities or procedures and the effect those changes will have on day-to-day usage to the appropriate users, using “Help Desk Alerts.”

•	Document the IMaCS policies and procedures for the support process.

Customer

•	Ensure users follow the documented policies and procedures, as agreed, before contacting the Help Desk.

•	Ensure all requests for issues, problems, enhancements, and general services are placed with the Help Desk.

•	Perform common sense troubleshooting prior to calling the Help Desk.

•	Provide user training to meet a baseline proficiency for the standard productivity tools being deployed at the Facilities (e.g. training on Microsoft Office for Customer employees).

•	Establish technology standards for the personal computing environment with I•MaCS’ input that are consistent with the current industry standards.

•	Establish security standards to provide only “need to know” access to Applications and Customer-supplied Software.

•	Provide a Facility Champion to partner with IMaCS to efficiently and effectively utilize the technology within the hospital and become the chartered focal point for planning and communication.

•	Assume responsibility for the timely coordination between facility personnel and IMaCS.

Deliverables

•	IMaCS will provide Help Desk support from 8 am to 6 pm Central time.

•	Help can also be obtained through the use of email or the Internet.

Problem Resolution

Upon receipt of a new support issue/problem, the Help Desk will record the event (a Help Desk event can be an incoming issue resolved by the Help Desk, or a problem, enhancement, or general services request not resolved by the Help Desk, and therefore assigned to the appropriate support specialist for resolution.). Event details will be recorded, event number assigned, and provided to the end user who made the support request. Events will be assigned to the appropriate support resources according to such variables as skill level/knowledge and availability. The event will be managed, prioritized, and escalated according to the following event identifications:

A.	Problems - will be managed to resolution based upon the following prioritization:

Priority 1 (CRITICAL) - Problems that arise when hardware, software, network, or applications cause a disruption to the normal business activity of an entire department or work group. Examples include but are not limited to: system or interface Down, unable to complete month-end close, negative cash flow impact, data base inaccessible, major hardware, software, or network component down.

Priority 2 (URGENT) - Problems that arise when the normal activities of individuals within a department or work group are disrupted. Examples include but are not limited to: system up, but a severe problem exists, batching down, problems exist with transaction processing, forgotten login or password.

Priority 3 (IMPORTANT) - Problems that arise that are not immediately disruptive to normal work activities, departments, or work groups, or a work-around exists, but needs to be resolved as time permits. Examples include, but are not limited to: Wrong/missing data on a report or inquiry, internet access not available, output processing delays, expected information not received.

Priority 4 (MODERATE) Issues of very minimal impact. Workaround exists. Examples: Minor output errors, missing optional reports, minor processing discrepancy, incomplete information.

Priority 5 (INCONVENIENCE) - Issues of minimal or no impact to the system. Examples: Typographical errors, unclear messages, report format issues.

B.	General Services - requests will include such tasks as maintenance to system tables (security, “special” tables/master files), notification of product updates, and resolution of implementation issues.

Standards

The measurement criteria for the following problem support performance standards will include statistics by category on:

•	Number of requests received in a reporting period

•	Number of those requests resolved

•	Average time to resolve

Reporting of these measurements will be provided in a format and content defined by Tenet to the Project Steering Committee.

Priorities and Escalation

Service	Performance Criteria	Escalation

Problem: Priority 1 Critical

Respond within 1 hour of initial reported incident and assign a support specialist.

Continue work until problem resolved, or workaround provided Provide status updates at a minimum or every 4 hours Goal is to resolve all critical errors within 8 hours.

Notify the Site Manager as the problem is opened in the Help Desk call and problem management system Notify IMaCS Client Services Director and Project Manager. If problem is not resolved within 24 hours, notify Tenet Corporate management, Site Director (VP), and IMaCS COO.

Problem: Priority 2 Urgent	Respond within 2 hours of initial reported incident and assign a support specialist within 8 hours Continue work until problem resolved, or workaround provided Provide status updates at agreed upon intervals Resolve within 24 hours

Notify the appropriate ownership manager as the problem is opened in the Help Desk call and problem management system Problem resolution will be assigned to the appropriate outage manager within 2 hours

If problem is not resolved within 48 hours, notify Site Manager and IMaCS Client Services Director.

Problem: Priority 3 Important	Begin work as time permits Establish resolution urgency after discussion with customer. Assign within 2 days Target resolution of 7 days	Problems are monitored by the Help Desk Manager for compliance to the Service Level Agreement standards. Tenet will be provided a monthly status report of unresolved problems

Problem: Priority 4 Moderate	Incident assigned based on workload/priorities Based on workload priorities work will be scheduled User contacted with status updates at agreed upon intervals	Problem queues will be monitored by Support supervisor and manager to track problem resolutions

Problem: Priority 5 Inconvenience	Incident assigned based on workload/priorities Based on workload priorities work will be scheduled User contacted with status updates at agreed upon intervals	Problem queues will be monitored by Support supervisor and manager to track problem resolutions

Operations Support

IMaCS will maintain and support the operational environment required to provide the services contracted under the IMaCS Outsourcing Agreement. IMaCS will provide adequate computer resources to insure satisfactory performance and timely delivery of output results. IMaCS considers all Tenet data confidential and will protect this data against misuse, improper access, and/or loss due to hardware failure or human error.

Physical Security

IMaCS resides in an all brick building with automatic fire alarms. A security guard is on-duty 24x7 (all day every day). After hours access to the building is controlled through individual security codes, which must be entered into an electronic keypad. A log of all people entering the building after hours is maintained and surveillance cameras monitor all entries. IMaCS is located on the second floor and is not accessible through the lobby. The Server Room is on a separate lock from the main entrance. Only LAN authorized personnel are given access to the server room.

Backup / Recovery

Full daily tape backups are taken for all production data and retained for three months. Tapes are placed in a bolted fire proof safe. Tapes are taken off-site weekly. All production servers have a dedicated tape drive to insure back-up time can be kept to eight hours or less. An extra server is always maintained for testing and/or recovery.

Backup Process

•	Utilizes ten-tape rotation per server.

4 for daily backups (Monday — Thursday)

3 for weekly backups (first through third Friday)

3 for monthly backups (fourth Friday tape)

•	Tapes replaced after 100 passes.

•	Backup tapes locked in a fireproof safe.

•	Servers backed up daily Monday—Friday

•	Friday backup tape taken off-site for one week.

•	Monthly tapes retained in safe for three months.

Data Access Security

•	Hardcopy reports are shredded when disposed.

•	Internet access uses NT authentication.

Logon request form required from facility.

Logon ID / Password are communicated in separate emails.

Tiered access at Group and Hospital level.

•	Firewall and VPN implemented through Cisco 2610 Router

Limits access by physical IP address

Subnets utilized for further access restriction

Protects IMaCS internal network.

Tenet data to reside on a private subnet.

•	All internet access goes across a SSL (Secured Socket Layer)

Uses Verisign registration for encryption

•	File transmission utilizes PGP for key exchange encryption.

Change Order Process

From time to time changes or enhancements may need to be made to various services provided by IMaCS to Tenet. These changes may affect operations, deliverables, milestones, and/or levels of service as well as cost, schedules, quality or performance as outlined in this Service Level Agreement. The Change Order process is intended to manage those changes in scope of services as efficiently as possible, without materially affecting Tenet’s business operations. The process is as follows:

1.	A Change Order is determined as necessary for a specific service request because it exceeds the levels outlined in this Service Level Agreement.

2.	The change is recorded in the Change Order Control Log, a Change Order number assigned, and a Change Order Request form completed and signed by the Site Manager.

3.	The change order is forwarded to Patient Financial Services (and/or the Steering Committee) for review where it may be rejected, deferred, or forwarded to IMaCS for evaluation.

4.	The request is then evaluated by IMaCS for additional labor, time or materials and a proposal containing the estimated cost and schedule for completion is forwarded to Tenet for review and acceptance.

5.	Upon acceptance, IMaCS will schedule for development and implementation.

[IMaCS Logo] Innovative Managed Care Systems, Inc. 14135 Midway Road, Suite 250 Dallas, Texas 75244-3636 Tel 972-960-6036
_______________________

CHANGE REQUEST

Date:	Product or Service:

Site:	Requested By:

Phone Number:

Description of Request:

For IMaCS use only

Received by:	Date/Initials:
Reviewed by:	Date/Initials:

Estimated Hours to complete this request: ____________________________________________________________________

Estimated Cost of request:

Estimated Delivery Period:

Approving Manager:	Date/Initials:

Requesting Party hereby authorizes IMaCS to begin work on the development/service as described above. Time and Materials for this work will be billed on a monthly basis as expended. The actual cost may vary from that estimated. IMaCS will communicate significant deviations (greater than 15%) to the Requester before proceeding.

Requesting Party Signature:	Date:

[IMaCS Logo] Innovative Managed Care Systems, Inc. 14135 Midway Road, Suite 250 Addison, Texas 75001-3632 Tel 972-960-6036
_________________________

DEVELOPMENT/SERVICE REQUEST

Date:	Product or Service:

Site:	Requested By:

Phone Number:

Description of Request:

For IMaCS use only

Received by:	Date/Initials:
Reviewed by:	Date/Initials:

Estimated Hours to complete this request: ____________________________________________________________________

Estimated Cost of request:

Estimated Delivery Period:

Approving Manager:	Date/Initials:

Requesting Party hereby authorizes IMaCS to begin work on the development/service as described above. Time and Materials for this work will be billed on a monthly basis as expended. The actual cost may vary from that estimated. IMaCS will communicate significant deviations (greater than 15%) to the Requester before proceeding.

Requesting Party Signature:	Date:

MEMO

To:	Facility
From:
Date:
Subject:	Implementation of MaCS Performance

Facility has recently contracted with Innovative Managed Care Systems for MaCS Performance services. MaCS Performance is a “concurrent auditing” program aimed at increasing revenue by ensuring that the medical claims are paid correctly on an ongoing basis. IMaCS does the majority of the work with little disruption to your current operations and provides you with account and contract information through reports and a secured Internet application.

A facility kick-off meeting to present the service has been scheduled at Facility for Date and we very much look forward to meeting you and working with you to make this service a success at your facility,

For the implementation of this service, we require claim and payment data as well as facility managed care contracts.

IMaCS will analyze, interpret, and load the facility contracts in order of priority as assigned by the facility or corporate office. We will produce a contract inventory and issues list. Once the contract issues are resolved, we will produce a contract profile for review and verification by the facility.

The facility’s assistance is required to map the accounts to the correct contract terms for calculation of the contractual discount and reimbursement amounts. We will refer to this process as “Plan Mapping”. For Tenet sites we typically use a Plan ID or Insurance Code for this mapping. We will send you information to work through this mapping process should it be necessary.

The kick-off meeting is a working session to discuss how this service will best fit into your existing processes or how new procedures can be built around it. Attached please find an agenda for the kick-off meeting at your facility. The meeting will start at time and should come to conclusion by time. We will need an overhead projector with a light source from below.

***

KICK-OFF MEETING AGENDA

[Facility]

[Date of meeting]

•	Introductions

•	Overview of MaCS Performance Service and Process

•	Review of Data Requirements

•	Outline and Discussion of Contract/Plan Mapping Criteria

•	Review of Facility Reference Guide

•	Discussion of Reports and how to utilize them (MRE)

•	Assignment of Payment and Adjustment buckets (if applicable) for Expected vs. Actual reporting

•	Demo of On-line Access and Reports

•	Construction of Implementation Timeline and Action Item List

•	Open Discussion

[Graphic]

Attendees: CFO, Business Office Manager,

Managed Care Manager, IS Director, AD&T

Supervisor and IMaCS Representative

Innovative Managed Care Systems, Inc. 14135 Midway Road, Suite 250 Addison, TX 75001-3632 Fax to: Christopher Hardeman 972-960-2726

USER REQUEST FORM

First name:		M.I.: ________

Last name:

Last 4 digits of SSN:

Phone number:

E-mail Address:

Facility(s):

Access:	______________________________ Internet ___________________	FTP

Signature	Security Officer Signature

For IMaCS network Administrator Use Only

	Internet	FTP
User Name:	____________________________	____________________________

User Password:	____________________________	____________________________

	IMaCS Network Administrator	Date _______________

SCHEDULE D

Innovative Managed Care Systems, Inc.
14135 Midway Road, Suite 250	[IMaCS Logo]
Addison, TX 75001-3632
Phone: (972) 960-6036
Fax: (972) 960-2726

Data Survey

PURPOSE

The purpose of this Data Survey is to provide background client data information to IMaCS. This survey should be filled out for each instance of a particular billing system.

GENERAL INFORMATION

l)	What type of billing system is being used:

Vendor	Product	Version
_________________________________	________________________________	_______________________________

2)	Is there a secondary system used to edit the claim or bill before final submission?

☐  Yes            ☐  No

If Yes, what type of secondary system is being used:

Vendor	Vendor	Product
_________________________________	________________________________	_______________________________

3)	Who is the main Information Systems (IS) management contact?

IS Management Contact Name	Phone #	Fax#	E-mail

4)	Please list the facilities, contact names and additional contact information which will be participating in MaCS Performance (please attach additional sheets if necessary):

Primary/Secondary

Facility	Contact Name	Contact Type	Phone #	Fax#	E-mail

5)	What type of A/R system is being used:

Vendor	Product	Version
_________________________________	________________________________	_______________________________

6)	Do personnel at the facility have the ability to send e-mail across the Internet?

☐  Yes            ☐  No

Please verify by sending an e-mail message to hmaher@IMaCS.com.

7)	Do the Business Office and Managed Care Departments have Internet browser access?

☐  Yes            ☐  No

Please verify this by visiting the following address http://www.IMaCS.com.

8)	Does the facility have the ability to utilize File Transfer Protocol (FTP)?

☐  Yes            ☐  No

UB-92/HCFA-1500 FILES (Highest Priority)

Initially, claim data files will be the most important files for IMaCS to receive from the client. These files should contain claim data and should be sent to IMaCS as quickly as possible. If the answer to Question #2 on this survey was “Yes”, then the claims should be sent from the secondary system - otherwise the claims should be sent from the system mentioned in Question #1 on this survey. In all hospitals, UB-92 claims are submitted, but in some cases HCFA-1500 claims may also be submitted (see Data Requirements & Specifications document, Section IV and Section V for more detailed information on these file specifications).

9)	Please list any facilities from above which will be submitting HCFA-1500’s (please attach additional sheets if necessary):

Facility

IMaCS prefers receiving the claim files in Print Image format (a Print Image is a flat text file representation of the claim produced). If this format is not available, then IMaCS would prefer an Electronic Data Interchange (EDI) file format, which conforms to HCFA EDI standards found at http://www.hcfa.gov/medicare/edi/edi3.htm, However, if neither of the above two file formats are available, then other formats are also supported (see Data Requirements & Specifications document, Section II, Part D for more information).

10) What type of file format will be used for the UB-92 files (please check only one)?

☐  Print Image (1st preference)                                                                                                      ☐  EDI (2nd preference)

☐  Other (i.e., Ad Hoc Report, Database Query)

If applicable, what type of file format will be used for the HCFA-1500 files (please check only one)?

☐  Print Image (lat preference)                                                                                                       ☐  EDI  (2nd preference)

☐  Other (i.e., Ad Hoc Report, Database Query)

It will also be necessary to establish a routine file transfer mechanism. IMaCS prefers that the files be transferred via File Transfer Protocol (FTP), but supports a variety of other options as well (see Data Requirements & Specifications document, Section II, Part E for more information).

11) How will the UB-92 (and possibly HCFA-1500) files be transmitted to IMaCS?

☐ FTP (1st preference)             ☐  E-mail attachment (2nd preference)

☐ Other

12) Are claims on the billing system dropped on the weekend?

☐  Yes            ☐  No

There may be instances where additional data fields not contained on a standard UB-92 or HCFA-1500 form are required for a full implementation of MaCS Performance. These additional fields are often printed in otherwise unused fields of the UB-92 or HCFA-1500 forms (see Data Requirements & Specifications document, Section II, Part F for more information).

13)	DBG:

a.	Is the Diagnosis Related Group (DBG) displayed on In-Patient claims in the claim file?

☐  Yes            ☐  No

b.	If so, where does the DRG appear on the claim file (provide field locator if possible)?

c.	If not, can the DRG be obtained from the billing system?

☐  Yes            ☐  No

14)	FinClass:

a.	Is the Financial Class displayed on claim files?

☐  Yes            ☐  No

b.	If so, where does the Financial Class appear on the claim file (provide field locator if possible)?

15)	PlanID / Insurance Code or Mnemonic:

IMaCS prefers to utilize the PlanID / Insurance Code or Mnemonic as the primary method for matching claims to the correct reimbursement terms. While other claim data may be used for this purpose, such as Primary Payer Name, Employer Name, or Financial Class, the PlanID / Insurance Code or Mnemonic generally provides the most consistent method. In addition, since facility personnel are also familiar with these codes, this facilitates reporting of IMaCS processing data back to the facility.

a.	Is a Plan ID/Insurance Code or Mnemonic displayed on claim files?

☐  Yes            ☐  No

b.	If so, where will a Plan ID/Insurance Code or Mnemonic appear on the claim file (provide field locator if possible)?

IMaCS prefers that claim files be named with the following convention:

For UB-92 Files:	UB[YYMMDD*].[3-Letter Facility Abbreviation]
For HCFA-1500 Files:	HF[YYMMDD*].[3-Letter Facility Abbreviation]

*	Where the date is the submission date of the claims

However, if this is not possible IMaCS will handle other naming conventions as well.

16)	What naming convention will the client use for the claim data files?

UB-92 Files:
HCFA-1500 Files:

DAILY POSTED TRANSACTIONS

Most billing systems provide easy access to all transactions posted for all accounts each day. This would include all line item detail charges, as well as any Accounts Receivable transactions posted. Other items, such as account comments may be included as well.

IMaCS utilizes daily posted transactions for two purposes:

a)	Obtaining the line item detail charges from which the original UB-92 claim was generated (see Data Requirements & Specifications document, Section VII for more information).

b)	Obtaining payments and adjustments (A/R debit and credit transactions ) to the accounts processed by IMaCS for reporting purposes. (see Data Requirements & Specifications document, Section VIII for more information).

IMaCS can accept daily posted transactions in either a report print image format, or in a text file produced through an ad-hoc query.

IMaCS prefers that Charge Description Master files be named with the following convention:

PT[YYMMDD*].[3-Letter Facility Abbreviation]

*	Where the date is the date the file was created

However, if this is not possible IMaCS will handle other naming conventions as well.

17) What naming convention will the client use for the Daily Posted Transaction files?

_____________________________

CHARGE DESCRIPTION MASTER

The Charge Description Master (CDM) will be required by MaCS Performance in order to properly handle the daily posted transaction files. This file is a flat-text file containing all of the codes used in the daily posted transactions (see Data Requirements & Specifications document, Section VI for more information). This file is usually transmitted on a weekly or monthly basis.

IMaCS utilizes the Charge Description Master for two purposes:

a)	For the line item detail charges obtained from the daily posted transactions, cross reference charge codes to Charge Descriptions, Revenue Codes, and HCPC codes as applicable.

b)	For payment and adjustment line item detail obtained from the daily posted transactions, cross reference payment/adjustment codes to Descriptions and possibly Payment/Adjustment categories (Insurance Payment, Contractual Adjustment, Patient Payment, etc.)

IMaCS prefers that Charge Description Master files be named with the following convention’

CM[YYMMDD*].[3-Letter Facility Abbreviation]

*	Where the date is the date the file was created

However, if this is not possible IMaCS will handle other naming conventions as well.

18)	What naming convention will the client use for the Charge Description Master files?

____________________________

SECONDARY PAYER CLAIMS

IMaCS reprices claims only for the terms of the primary payer of the claim. Often, a secondary payer is listed on a claim. If new UB claims are produced for secondary payer submission, and these secondary payer UB’s are included in the claim print files sent to IMaCS, it is possible that IMaCS may reprice the account erroneously under the terms for the secondary payer.

19)	Secondary Payer:

a)	Will claims for submission to secondary payers be included in the UB print files sent to IMaCS?

Yes  ☐            No  ☐

b)	If so, is it possible to explicitly identify the claims, which are intended for submission for submission to secondary payers?

Yes  ☐            No  ☐

c)	If it is possible to explicitly identify secondary payer claims, what data element on the claim will do this?

SCHEDULE D

SCHEDULE D

PRICING SCHEDULE FOR SERVICES

Base Fees.

Pricing

• All services other than programming and contract negotiation support	$[**] per hour

• Programming and Development	$[**] per hour

• Contract Negotiation Support	$[**] per hour

Billing/Payment Schedule:

Monthly Billing (first of each month)	labor costs for prior month;

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.